As filed with the Securities and Exchange Commission on June 27, 2008
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	86-0442833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(86-755) 8977-0093
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Thelen Reid Brown Raysman & Steiner LLP
701 8th St., N.W.
Washington, DC 20001
(202) 508-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Louis A. Bevilacqua
Thelen Reid Brown Raysman & Steiner LLP
701 8th St., N.W.
Washington, DC 20001
(202) 508-4281

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share
Warrants to Purchase Common Stock
Total	$60,000,000	$2,358.00

(1)
Calculated pursuant to Rule 457(o) under the Securities Act. There is being registered hereunder an indeterminate number of shares of common stock and such indeterminate number of warrants to purchase shares of common stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate offering price for all shares of common stock and/or warrants that the registrant may sell from time to time pursuant to this registration statement will not exceed $60,000,000. The aggregate amount of the registrant’s common stock and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(2)	Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)
Pursuant to General Instruction II.D. of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or with other securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 27, 2008

PROSPECTUS

$60,000,000

Common Stock
and
Common Stock Warrants

We may offer from time to time in one or more offerings common stock and/or warrants to purchase common stock at an aggregate public offering price of up to $60,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide the specific terms of the offerings of our common stock and/or warrants to purchase common stock in supplements to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our common stock and/or warrants to purchase common stock unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock.

Our common stock is quoted on the Nasdaq Global Market under the symbol “CBAK.” The last reported sale price of our common stock on The Nasdaq Global Market on June 26, 2008, was $4.92 per share.

You should carefully consider the risk factors beginning on page 2 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 27, 2008

As permitted under the rules of the SEC, this prospectus incorporates by reference important information about China BAK Battery, Inc. that is contained in documents that we file with the SEC, but that are not attached to or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Available Information” for further information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $60,000,000 of our common stock and/or warrants to purchase common stock. Each time we offer our common stock and/or warrants to purchase common stock, we will provide a prospectus supplement that describes the specific amounts, prices, and terms of the common stock and/or warrants to purchase common stock we offer. The prospectus supplement(s) also may add, update, or change information contained in this prospectus. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

SUMMARY

This summary highlights information about us and the common stock and/or warrants being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock and/or warrants. You should carefully read the entire document, including the risk factors, the financial statements and the documents incorporated by reference. References in this prospectus to: “China BAK,” “the Company,” “we,” “us” and “our” refer to China BAK Battery, Inc. and its consolidated subsidiaries.

Our Business

We are one of the largest manufacturers of lithium-ion battery cells in the world, as measured by production output. We produce battery cells that are the principal component of rechargeable batteries commonly used to power the following applications:

—	cellular phones—customer segments include original equipment manufacturing, or OEM, customers and replacement battery manufacturers;

—	notebook computers;

—	portable consumer electronics, such as digital cameras, portable media players, portable gaming devices and personal digital assistants, or PDAs; and

—	other applications, such as miner’s lamps.

We conduct all of our operations in China, in close proximity to China’s electronics manufacturing base and its rapidly growing market. Historically, we have primarily manufactured prismatic lithium-ion cells for the cellular phone replacement battery market and the OEM market. Our products are packed into batteries by third-party battery pack manufacturers in accordance with the specifications of manufacturers of portable electronic applications. At the request of our customers that order prismatic battery packs, we also engage pack battery manufacturers to assemble our prismatic cells into batteries for a fee and then sell battery packs to these customers both for the replacement and OEM markets.

Our Corporate Structure and Principal Executive Offices

We were incorporated in Nevada on October 4, 1999. On January 20, 2005, we completed a share exchange with the stockholders of BAK International, a Hong Kong company, pursuant to which we acquired 100% of BAK International. BAK International was a holding company that owned a 100% PRC operating subsidiary, Shenzhen BAK. On February 14, 2005, we merged with our wholly-owned subsidiary, China BAK Battery, Inc., which was incorporated on February 1, 2005, and changed our name from “Medina Coffee, Inc.” to our current name, “China BAK Battery, Inc.” We accounted for this share exchange as a reverse acquisition and succeeded to and are considered to be a continuation of Shenzhen BAK’s operations and financial statements. We conduct our current business through the following three wholly-owned operating subsidiaries in China that we own through BAK International:

—
Shenzhen BAK, located in Shenzhen, China, incorporated in August 2001, which focuses on the development and manufacture of three types of cells: prismatic cells, cylindrical cells and high-power lithium-phosphate cells;

—	BAK Electronics located in Shenzhen, China, incorporated in August 2005, which focuses on the development and manufacture of lithium polymer cells; and

—
BAK Tianjin, located in Tianjin, China, incorporated in December 2006, which focuses on the manufacture of advanced lithium-ion batteries for use in light electric vehicles and uninterruptible power supply units.

In addition, BAK Canada, a wholly-owned subsidiary of BAK International, was incorporated in Canada in December 2006 to advance our research and development of lithium-ion batteries, and in October 2007, Shenzhen BAK obtained the Approval Certificate of Overseas Investments of Chinese Enterprises to invest in a wholly-owned subsidiary in Germany, BAK Europe GmbH, which will focus on the sales and after-sales services of lithium-ion battery cells.

Our principal executive offices are located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China. Our telephone number is (86-755) 8977-0093.

All inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is www.bak.com.cn. The information contained on our website does not form part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the common stock to be sold by the selling stockholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.bak.com.cn as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in our documents that we file with the SEC, which means that we disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, until the offering is completed:

—	our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the SEC on December 19, 2007;

—	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 6, 2008;

—	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008;

—	our Current Reports on Form 8-K, filed with the SEC on March 31, 2008, and June 3, 2008; and

—
the description of our common stock set forth in our registration statement on Form 8-A, filed on June 6, 2006, pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(86-755) 8977-0093
Attention: Corporate Secretary

If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus or any prospectus supplement and incorporated by reference into this prospectus or any prospectus supplement are “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements made in this Report generally are based on our best estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. Potential risks and uncertainties include, among other things, such factors as (i) our future business development, results of operations and financial condition; (ii) our ability to fund our operations and manage our substantial short-term indebtedness; (iii) our ability to maintain or increase our market share in the competitive markets in which we do business; (iv) our limited operating history in developing, manufacturing and selling of lithium-based rechargeable battery cells; (v) our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances; (vi) our ability to secure raw materials in the future and to manage the costs of raw materials or to secure alternative or substitute raw materials; (vii) uncertainties with respect to the PRC legal and regulatory environment; (viii) our ability to maintain cost leadership; and (ix) other risks identified in this prospectus, any prospectus supplement and in our reports filed with the SEC.

Additional disclosures regarding factors that could cause our results and performance to differ from historical or anticipated results or performance are discussed in this prospectus or any prospectus supplement and in the reports incorporated by reference into this prospectus or any prospectus supplement. You are urged to carefully review and consider the various disclosures made by us therein before making any investment decision. The forward-looking statement speak only as of the date made and we disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the shares of common stock and/or warrants offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	acquisitions;

•	working capital;

•	capital expenditures;

•	research and development expenditures;

•	investments; and

•	repayment of debt.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus (a) through underwriters or dealers, (b) directly to purchasers, (c) through agents or (d) through a combination of any of these methods. We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions in and outside the United States:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

If we use underwriters to sell securities, we would enter into an underwriting agreement with the underwriters at the time of the sale to them. The names of the underwriters would be set forth in the prospectus supplement which would be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. If this happens, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and discounts, concessions or commissions allowed by underwriters to participating dealers, would be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect of such liabilities.

Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts would be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement would set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our common stock currently is traded on the Nasdaq Global Market. Any shares of our common stock sold pursuant to a prospectus supplement also will be traded on the Nasdaq Global Market or on an exchange on which our common stock offered is then listed, subject (if applicable) to official notice of issuance. We are not obligated to maintain our listing on the Nasdaq Global Market. Any underwriters to whom we sell shares of common stock for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 100,000,000 shares of our common stock, with a par value of $0.001 per share. As of June 26, 2008, we had 53,227,387 shares of common stock outstanding, excluding the common stock issuable upon exercise of our outstanding warrants and options. As of June 26, 2008, we had approximately 102 record holders of our capital stock. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters coming before the stockholders for a vote. Our articles of incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Likewise, our articles of incorporation do not vary the size of the vote necessary for the stockholders to act on various matters from the size of the vote required by Nevada law, which requires an action by the stockholders on a matter other than the election of directors to be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The directors of a Nevada corporation are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend or otherwise authorized any cash or other distribution with respect to the shares of our common stock and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of our common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from such shares of common stock. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including, but not limited to:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which such shares of common stock may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock on the terms and conditions and at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York, New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will terminate.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our corporate offices, we will issue and deliver the shares of common stock issuable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

In the event we engage the services of a warrant agent, any such warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and by-laws contain certain provisions that may have the effect of entrenching our existing board members, delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Special Meetings of Shareholders — Our articles of incorporation provide that special meetings of the stockholders can only be called by our president, or the board of directors, or the president or secretary at the written request of our stockholders holding not less than 10% of all the issued and outstanding stock.

Advance Notice Procedures — Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting unless all of our stockholders entitled to vote are present at the special meeting and consent.

Contracts and Transactions with Interested Directors — We may enter into a contract or a transaction with an entity in which our directors have a financial interest only if (a) such relationship has been disclosed to our board of directors or the committee, and our board of directors or the committee in good faith authorizes the contract or the transaction by the affirmative vote of a majority of the disinterested directors; (b) such relationship has been disclosed to our stockholders, and our stockholders have approved in good faith the contract or the transaction; or (c) the contract or transaction was fair to us at the time it was entered into and is later duly authorized, approved or ratified by our board of directors, the committee or stockholders.

Amendment of By-laws — Our by-laws may be amended by our board of directors alone.

Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Nevada Law

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of Nevada’s Combinations with Interested Stockholders statute.  In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•
for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada’s Acquisition of Controlling Interest statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to us.

The Acquisition of Controlling Interest statute prohibits an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right.  The Acquisition of Controlling Interest statute also provides that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes material federal income tax consequences arising from the purchase, ownership and disposition of our common stock. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to each such holder due to the particular circumstances of such holder or address estate and gift tax consequences, state, local or other tax consequences or non-U.S. tax laws. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed United States Treasury regulations promulgated thereunder, and the administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. In particular, this summary does not address the considerations that may be applicable to (a) particular classes of taxpayers, including financial institutions, insurance companies, small business investment companies, mutual funds, partnerships or other pass-through entities or investors in such entities, expatriates, broker-dealers and tax-exempt organizations, (b) holders with a “functional currency” other than the U.S. dollar or (c) holders of 10% or more of the total combined voting power of the Company’s shares. This summary deals only with the tax treatment of holders who own our common stock as “capital assets” as defined in Section 1221 of the Code.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, SALE OR OTHER DISPOSITION OF SECURITIES INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, POSSIBLE CHANGES IN THE TAX LAWS AND THE POSSIBLE APPLICABILITY OF INCOME TAX TREATIES.

As used herein, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a U.S. citizen or individual resident in the United States;

•	a corporation, or other entity treated as a corporation created or organized under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all of the substantial interests of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Except as provided below in the discussion of estate tax, the term “Non-U.S. Holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes, a nonresident alien individual or a corporation, trust or estate that is not a U.S. Holder.

If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, is a holder of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner in such a partnership, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock.

Dividends

U.S. Holders. If distributions are paid on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Under current law, for tax years beginning before 2011, non-corporate taxpayers are eligible for a reduced rate of taxation on dividend income if certain holding period and other requirements are satisfied.

If a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a holder’s adjusted tax basis in our common stock. Any remainder will constitute gain as if from the sale of the common stock. See “- Dispositions.”

Non-U.S. Holders. Any dividends on our common stock paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if a tax treaty applies, attributable to a permanent establishment (or, under certain treaties, a fixed base) in the United States, known as “U.S. trade or business income,” are generally not subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate U.S. Internal Revenue Service form with the payor. However, such U.S. trade or business income, net of specified deductions and credits, generally is taxed at the same rates as applicable to U.S. persons. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A Non-U.S. Holder that claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.

Dispositions

U.S. Holders. A U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon the sale or other disposition of our common stock in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis for such stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stock had been held for more than one year. If the U.S. Holder’s holding period on the date of the sale or exchange is one year or less, such gain or loss will be short-term capital gain or loss. However, if a U.S. Holder has received a dividend to which the special reduced rate of tax, discussed above, applies, and which exceeds 10% of the U.S. Holder’s basis for the stock (taking into account certain rules that aggregate dividends for this purpose), any loss on sale or other disposition generally will be a long-term capital loss to the extent of that dividend, regardless of the U.S. Holder’s actual holding period. Under current law, for tax years beginning before 2011, non-corporate taxpayers are eligible for preferential tax rates in respect of long term capital gains. Any capital loss realized upon sale, exchange or other disposition of our common stock is generally deductible only against capital gains and not against ordinary income, except that in the case of noncorporate taxpayers, a capital loss may be deductible to the extent of capital gains plus ordinary income of up to $3,000.

A U.S. Holder’s tax basis for its shares of our common stock will generally be the purchase price paid therefor by such U.S. Holder (reduced by amounts of any distributions, in excess of earnings and profits of the Company, received by such U.S. Holder). The holding period of each share of our common stock owned by a U.S. Holder will commence on the day following the date of the U.S. Holder’s purchase of such share and will include the day on which the share is sold by such U.S. Holder.

Non-U.S. Holders. A Non-U.S. Holder generally will not be subject to U.S. federal income tax (or withholding thereof) on gain recognized on a disposition of our common stock unless:

•
the gain is U.S. trade or business income, in which case such gain generally will be taxed in the same manner as gains of U.S. persons, and such gains may also be subject to the branch profits tax in the case of a corporate Non-U.S. Holder;

•
the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and who meets certain other requirements, in which case such holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the common stock) exceed capital losses allocable to U.S. sources; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock (the “applicable period”).

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “U.S. real property holding corporation” generally will not apply to a Non-U.S. Holder whose holdings, actual or constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe we have never been, are not currently and are not likely to become a U.S. real property holding corporation for U.S. federal income tax purposes in the future.

Information Reporting and Backup Withholding

We must report annually to the U.S. Internal Revenue Service and to each holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. Copies of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

Backup withholding may apply to payments of dividends paid by us. If you are a U.S. Holder, backup withholding will apply if you fail to provide an accurate taxpayer identification number or certification of exempt status or fail to report all interest and dividends required to be shown on your federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding.

If you are a Non-U.S. Holder, backup withholding will apply to dividend payments if you fail to provide us with the required certification that you are not a U.S. person.

Payments of the proceeds from a disposition (including a redemption) effected outside the United States by or through a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner of the disposed stock is a Non-U.S. Holder and either specified conditions are met or an exemption is otherwise established. Backup withholding and information reporting will apply to dispositions made by or through a U.S. office of any broker (U.S. or foreign).

Backup withholding is not an additional tax. Any amounts withheld from a payment to you that result in an overpayment of taxes generally will be refunded, or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current U.S. Treasury regulations.

LEGAL MATTERS

Thelen Reid Brown Raysman & Steiner LLP will issue a legal opinion as to the validity of the issuance of the securities offered under this prospectus.

EXPERTS

The financial statements as of September 30, 2007, and for the year ended September 30, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2007 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2007, have been so incorporated in reliance on the reports of PKF, independent registered public accounting firms, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of China BAK Battery, Inc. as of September 30, 2006, and for each of the years in the two-year period ended September 30, 2006, have been incorporated herein by reference in reliance upon the report of KPMG, independent registered public accounting firm, dated December 8, 2006, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG dated December 8, 2006, covering the consolidated financial statements as of September 30, 2006, and for each of the years in the two-year period ended September 30, 2006, refers to a change in the method of accounting for stock-based compensation.

INDEMNIFICATION

Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, we have broad powers to indemnify and insure our directors and officers against liabilities they may incur in their capacities as such.  Our Amended and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•
We must indemnify our directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have power to indemnify against liability, reasonable expense or other matter whatsoever.

•
We may at the discretion of our board of directors purchase and maintain insurance on behalf of our company and any person whom we have power to indemnify pursuant to law, our articles of incorporation, our bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances that may include liability, or related loss under the Securities Act and the Securities Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The indemnity provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions.  All such expenses are estimates except for the SEC registration fee.  The following expenses will be borne solely by the registrant.

SEC registration fee	$2,358
Printing expenses	100,000
Legal fees and expenses	175,000
Accounting fees and expenses	105,000
Transfer agent and registrar fees	10,000
Miscellaneous expenses	10,000

Total	$402,358

Item 15.  Indemnification of Directors and Officers

Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The registrant’s Amended and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•
The registrant must indemnify its directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by the registrant’s board of directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The registrant may at the discretion of its board of director purchase and maintain insurance on behalf of the registrant and any person whom it has power to indemnify pursuant to law, its articles of incorporation, its bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The registrant also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Securities Exchange Act.

Item 16.  Exhibits

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, People’s Republic of China, on June 27, 2008.

CHINA BAK BATTERY, INC.

By:	/s/ Xiangqian Li
Xiangqian Li Director, Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of China BAK Battery, Inc. do hereby constitute and appoint Xiangqian Li and Tony Shen, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable China BAK Battery, Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant in the capacities indicated on June 27, 2008.

Signature	Title

Director, Chairman of the Board, President and Chief Executive Officer
/s/ Xiangqian Li	(Principal Executive Officer)
Name: Xiangqian Li

Chief Financial Officer, Secretary and Treasurer
/s/ Tony Shen	(Principal Financial Officer and Principal Accounting Officer)
Name: Tony Shen

/s/ Huanyu Mao	Director, Chief Operating Officer and Chief Technical Officer
Name: Huanyu Mao

/s/ Richard B. Goodner	Director
Name: Richard B. Goodner

/s/ Charlene Spoede Budd	Director
Name: Charlene Spoede Budd

/s/ Chunzhi Zhang	Director
Name: Chunzhi Zhang

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.**

4.1	Form of Common Stock Warrant.**

5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP.*

23.1	Consent of PKF.*

23.2	Consent of KPMG.*

23.3	Consent of Thelen Reid Brown Raysman & Steiner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

____________________

*	Filed herewith.

**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.